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                         AGREEMENT AND DECLARATION OF TRUST

                                         of

                                   SIFE TRUST FUND
                              a Delaware Business Trust

     WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the sole Trustee (the "Sole Trustee") named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth,

     NOW, THEREFORE, the Sole Trustee hereby directs that a Certificate of Trust, in the form attached hereto as Exhibit A, be filed with Office of the Secretary of State of the State of Delaware.

                                      ARTICLE I
                                     Definitions

     Whenever used herein, unless otherwise required by the context or specifically provided, the following terms shall have the following meanings:

     (a) "By-Laws" shall mean the By-Laws of the Trust Fund as amended from time to time and incorporated herein by reference.

     (b) "Class" means a Class of Shares established and designated under or in accordance with the provisions of Article III.

     (c) "Declaration of Trust" means this Agreement and Declaration of Trust, as it may be amended from time to time.

     (d) "Investment Adviser" means a party furnishing services to the Trust Fund pursuant to any contract described in Article IV, Section 7(a) hereof.

     (e) "Investment Company Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time, and the terms "Commission," "Interested Person" and "Principal Underwriter" shall have the meanings given them in the Investment Company Act.

     (f) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III.

     (g) "Shareholder" means a record owner of outstanding Shares, and "Shareholders" shall mean the record owners of all Shares of the Trust Fund, a particular Series or a specific Class of Shares, in each case as the context shall require.

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     (h)  "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and includes fractional, as well as whole, shares, and if the Shares of any Series shall be divided into Classes, "Shares" shall mean the Shares belonging to a particular Class (as the context may require)

     (i) "Trust Fund" refers to the SIFE Trust Fund, a Delaware business trust established pursuant to this Declaration of Trust, as it may be amended and restated from time to time hereafter.

     (j) "Trust Property" means any and all property, real or personal,tangible or intangible, which is owned or held by or for the account of the Trust Fund.

     (k) "Trustees" shall mean each of (i) the Sole Trustee named below, for so longs he shall continue in office in accordance with the terms and conditions of this Declaration of Trust, (ii) the Board of Trustees of the Trust Fund, and each of them so long as they shall continue in office, and (iii) all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees, and reference herein to a "Trustee" or "the Trustees" shall refer to such persons in their capacity as Trustees hereunder.

     (l) "Voting Interests" shall mean (i) the number of Shares outstanding times net asset value per unit where two or more Series or Classes of Shares of the Trust Fund are voted in the aggregate or (ii) the number of Shares of each Series or Class where Shareholders vote by separate Series or Classes.

                                     ARTICLE II
                                    Organization

     SECTION 1. NAME. This trust shall be known as "SIFE Trust Fund," and the Board of Trustees of SIFE Trust Fund shall conduct the business of the Trust Fund under that name or any other name as may from time to time be determined.

     SECTION 2. PURPOSE. The purpose of the Trust Fund is to conduct, operate and carry on the business of an open-ended management investment company registered pursuant to the relevant provisions of the Investment Company Act through one or more Series investing primarily in securities. The Trustees will hold IN TRUST all cash, securities and other assets which the Trust Fund now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust Fund.

     SECTION 3. OFFICE. The office of the Trust Fund shall be at 490 North Wiget Lane, Walnut Creek, California, or at such other address as the Trustees may designate by notice to the Shareholders.


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                                     ARTICLE III
                                       Shares

     SECTION 1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust Fund shall at all times be divided into an unlimited number of Shares, with no par value. The Board of Trustees may authorize the division of Shares into separate Series and the division of Series into separate Classes of Shares. Different Series and Classes shall be authorized, established and designated, and the variations in the relative rights and preferences as between different Series and Classes shall be fixed and determined, by the Board of Trustees without any action required to be taken by the Shareholders.

     Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of Shares of any Series shall be entitled to receive dividends and distributions when, if and as declared with respect thereto in the manner provided in
Article VI, Section 1 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Class of a particular Series or, if a particular Series is not divided into Classes, among all Shareholders of such Series, from the assets held with respect to such Series or Class according to the number of Shares of such Series or Class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of such Series or Class, as the case may be. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities which may be issued by the Trust Fund or any Series or Class thereof, although the Trustees may provide for the automatic conversion of one Class of Shares of a Series into another Class of Shares of the same Series upon the occurrence of certain specific events. The Trustees may from time to time divide or combine the Shares of any particular Series or Class into a greater or lesser number of Shares of that Series or Class without thereby materially changing the proportionate beneficial interest of the Shares of that Series or Class in the assets held with respect to that Series or Class or materially affecting the rights of the Shares of any other Series or Class.

     SECTION 2. OWNERSHIP OF SHARES. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The ownership of Shares shall be recorded on the books of the Trust Fund or a transfer or similar agent for the Trust Fund, which books shall be maintained separately for the Shares of each Series or Class.

     The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series or Class and similar matters. The record books of the Trust Fund as kept by the Trust Fund or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each Shareholder.


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     SECTION 3.  INVESTMENTS IN THE TRUST FUND.  Investments may be accepted by the Trust Fund from such persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

     SECTION 4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust Fund shall not operate to terminate the Trust Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust Fund, the Board of Trustees or any individual Trustee, but entitles such representative only to the rights of a deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust Fund nor the Board of Trustees, nor any individual Trustee, officer, employee or agent of the Trust Fund, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     SECTION 5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust and without limiting the amendatory power of the Board of Trustees, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provision contained in this Declaration of Trust relating to the Shares, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the Investment Company Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series or Class of any Series or to increase or decrease the par value of the Shares of any Series or Class of any Series.

     Subject to the foregoing Paragraph, the Board of Trustees may amend this Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III.

     SECTION 6. ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES. The establishment and designation of any Series or Class of Shares shall be effective upon the adoption by a majority of the Board of Trustees of a resolution that sets forth such


                                                                              4
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establishment and designation and the relative rights and preferences of such
Series or Class. Each such resolution shall be incorporated herein by reference upon such adoption.

     Shares of each Series or Class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

     (a) ASSETS HELD WITH RESPECT TO A PARTICULAR SERIES. All consideration received by the Trust Fund for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors respecting such Series, and shall be so recorded upon the books of account of the Trust Fund. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, shall deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders and creditors of all Series for all purposes.

     (b) LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES OR CLASS. The assets of the Trust Fund held with respect to each particular Series shall be charged with all liabilities, expenses, costs, charges and reserves attributable to that Series. Specific Classes within each Series shall be charged with the liabilities, expenses, costs, charges and reserves attributable to that Class. Any general liabilities of the Trust Fund which are not readily identifiable as being held with respect to any particular Series or, within a Series, to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion shall deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders and creditors of all Series and Classes for all purposes. All persons who have extended credit, or who have a claim or contract, which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of


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such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

     (c) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES. Notwithstanding any other provision of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust Fund or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust Fund other than from the assets held with respect to such Series or Class, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) VOTING. All Shares of the Trust Fund entitled to vote on a matter shall vote separately by Series (and, if applicable, by Class), that is, the Shareholders of each Series or Class shall have the right to vote on any matter set forth in Article V, Section 2 hereof, as if each respective Series or Class were a separate company. There are, however, two exceptions to voting by separate Series or Classes: (1) if the Investment Company Act requires all Shares of the Trust Fund to be voted in the aggregate without differentiation between separate Series or Classes, then all of the Trust Fund's Shares shall be entitled to vote based on the dollar value of their Shares as described below in Article V, Section 1; and (2) if any matter affects only the interests of some but not all Series or Classes, then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter.

     (e) EQUALITY. All Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to particular Classes within that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series), and, except for rights and preferences among Classes, each Share of any particular Series shall be equal to each other Share of that Series.

     (f) FRACTIONS. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust Fund.


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     (g)  EXCHANGE PRIVILEGE.  The Trustees  shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange their Shares for Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.

     (h) COMBINATION OF SERIES. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

     (i) ELIMINATION OF SERIES. If, at any time, there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by resolution abolish that Series or Class and rescind the establishment and designation thereof.

     SECTION 7. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the applicable Series of the Trust against all loss and expense arising from such claim or demand.

                                     ARTICLE IV
                                The Board of Trustees

     SECTION 1. NUMBER, ELECTION AND TENURE. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The Shareholders may also fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Board of Trustees for that purpose.
 Each Trustee shall serve during the continued lifetime of the Trust Fund until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust Fund or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Subject to the applicable provisions of the Investment Company Act, the Board of Trustees, by action of a majority of the


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Trustees at a duly constituted meeting, may fill vacancies in the Board of
Trustees or remove a Trustee with cause. Any Trustee may be removed for any reason at any meeting of Shareholders by a vote of two-thirds of the Voting Interests of the Trust Fund. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Board of Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of such Voting Interests.

     SECTION 2. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section l, the Trustees then in office, regardless of their number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust Fund or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust Fund's Investment Adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the Investment Company Act.

     SECTION 3. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust Fund shall be managed by the Board of Trustees, and such Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust Fund. Without limiting the foregoing, the Trustees may: (a) adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust Fund and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; (b) fill vacancies in, or remove from, their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate;
(c) appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees, which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees may determine; (d) employ one or more trustees or custodians of the assets of the Trust Fund and may authorize such trustees or custodians to employ subagents and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; (e) retain an administrator and an investment adviser for each Series of Shares; (f) retain a transfer agent or a Shareholder servicing agent, or both; (g) provide for the issuance and distribution of Shares by the Trust Fund directly or through one or more Principal Underwriters or otherwise; (h) redeem, repurchase and transfer Shares pursuant to applicable law; (i) set record dates for the determination of Shareholders; (j) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and (k) in general, delegate such authority as they

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consider desirable to any officer of the Trust Fund, to any committee of the
Board of Trustees and to any agent or employee of the Trust Fund or to any such custodian, transfer or Shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

      Without limiting the foregoing, the Trust Fund shall have power and authority:

     (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, of every nature and kind, including, without limitation, all types of stocks, warrants, options, bonds, debentures, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit, commercial paper, repurchase and reverse repurchase agreements, bankers' acceptances, and any other securities issued, created, guaranteed, or sponsored by any and all persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust Fund or any Series;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Board of Trustees shall deem proper;

     (d) To exercise powers and rights of subscription or otherwise which in any manner may arise out of the ownership of securities;

     (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

     (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in or by the Trust Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in or by the Trust Fund;

     (g) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred), and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee, as the Trustees shall deem proper;

     (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust Fund or any matter in controversy, including but not limited to claims for taxes;

     (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) To borrow funds or other property in the name of the Trust Fund exclusively for Trust Fund purposes;

     (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust Property such insurance as the as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Board of Trustees , officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust Fund, individually or collectively, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust Fund would have the power to indemnify such person against liability; and

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust Fund.

     The Trust Fund shall not be limited to investing in obligations maturing before the possible termination of the Trust Fund or one or more of its Series. Subject to the appropriate provisions of the Investment Company Act, the Trust Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust Fund shall not be required to obtain any court order to deal with any assets of the Trust Fund or take any other action hereunder.

     SECTION 4. PAYMENT OF EXPENSES BY THE TRUST FUND. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust Fund, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust Fund, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust Fund's officers, employees, investment adviser(s) or manager(s), principal underwriter(s), auditors, counsel, trustee or custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     SECTION 5. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust Fund's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     SECTION 6. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust Fund shall at all times be considered as vested in the Trust Fund, except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any other person as nominee, on such terms as the Trustees may determine.

     SECTION 7.     SERVICE CONTRACTS.

     (a) Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management, administrative and/or any other services for the

Trust Fund or for any Series with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust Fund shall be held uninvested and to make changes in the Trust Fund's investments, or such other activities as may specifically be delegated to such party, in writing.

     (b) The Trustees may, at any time and from time to time, contract with any person, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or Classes or other securities to be issued by the Trust Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

     (c) The Trustees may, at any time and from time to time, contract with any person, corporation, trust, association or other organization, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Trust Fund or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Board of Trustees.

     (d) The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust Fund or one or more of the Series, as the Trustees determine to be in the best interests of the Trust Fund and the applicable Series.

     (e)  The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust Fund may be a Shareholder, director, officer, partner, trustee, employee, investment adviser, manager, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization or person, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust Fund, or

          (ii) any corporation, trust, association or other organization or person with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust Fund from voting upon or executing the same, or create any liability or accountability to the Trust Fund or its Shareholders, provided approval of each such contract is obtained in a manner consistent with the requirements of the Investment Company Act.

                                      ARTICLE V
                      Shareholders' Voting Powers and Meetings

     SECTION 1.     VOTING POWERS.  Subject to the provisions of Article III,
Section 6(d), the Shareholders shall have power to vote only (a) for the election or removal of Trustees as provided in Article IV, Section 1, and
(b) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. As appropriate, voting may be by Series or Class. A Shareholder in any Series shall be entitled to one vote for each dollar of net asset value (number of Shares owned times net asset value per Share) of such Series on any matter on which such Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The Trustees may allow the use of electronic, telegraph, facsimile and other types of proxies to the fullest extent consistent with applicable law.

     SECTION 2. VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Board of Trustees for the purpose of electing Trustees as provided in Article IV, Section l and for such other purposes as may be required by applicable law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Board of Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least ten (10) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust Fund. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     SECTION 3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, one third of the Voting Interests entitled to vote shall constitute a quorum at any Shareholders' meeting. When any Series or Class is entitled to vote as a single Series or Class, one third of the Shares of each such Series or Class entitled to vote shall constitute a quorum at any Shareholders' meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the Voting Interests properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within sixty (60) days after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Voting Interests voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws or applicable law.

     SECTION 4. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Voting Interests entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust, the By-Laws or applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     SECTION 5. RECORD DATES. For the purpose of determining the Shareholders of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust Fund after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or other distribution, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

     SECTION 6. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                     ARTICLE VI
                   Net Asset Value, Distributions and Redemptions

     SECTION 1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Board of Trustees such bases and time for determining the per-Share net asset value of the Shares of any Series and Class or net income attributable to the Shares of any Series and Class, or the declaration and payment of dividends and distributions on the Shares of any Series and Class, as they may deem necessary or desirable.

     SECTION 2. REDEMPTIONS AND REPURCHASES. The Trust Fund shall purchase such Shares as may be offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust Fund or any person designated by the Trust Fund that the Trust Fund re-purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and, subject to Article VI, Section 4, below, the Trust Fund will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. Payment for said Shares shall be made by the Trust Fund to the Shareholder within such time period after the date on which the request is made in proper form as may be required by applicable law or regulation. The obligation set forth in this Article VI, Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust Fund to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of Shareholders, such obligations may be suspended or postponed by the Trustee.

     The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determines that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust Fund be liable for any delay of any person in transferring securities selected for delivery as all or part of any payment in kind.

     SECTION 3. REDEMPTIONS AT THE OPTION OF THE TRUST FUND. The Trust Fund shall have the right, at its option and at any time, to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (a) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees prior to the acquisition of said Shares; or
(b) to the extent that such Shareholder owns Shares of a particular Series equal to or in excess of a percentage of the outstanding Shares of that Series determined from time to time by the Trustees; or (c) to the extent that such Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust Fund or of any Series.

     SECTION 4. SALES AND OTHER CHARGES. Without limiting the power of the Trustees to fix the rights, preferences and privileges of any Series or Class of Shares, the Trustees may authorize or continue the assessment of a sales or other charge in connection with the sale, distribution, redemption or servicing of any Series or Class of Shares by any Principal Underwriter, securities dealer or financial institution, subject to any applicable rule or regulation of the Commission or the National Association of Securities Dealers, Inc. and the provisions of this Declaration of Trust.

     SECTION 5. RIGHTS OF REPAYMENT. With respect to any Series or Class of Shares for which the Trustees have authorized or continued a sales charge, the Trustees may authorize, continue, curtail or terminate, in whole or in part, the purchase of Shares of such Series or Class by any Shareholder in a dollar amount equal to the dollar amount of all Shares of such Series or Class previously redeemed by such Shareholder (a "right of repayment"). For purposes of any right of repayment authorized, continued, curtailed or terminated pursuant to the provisions of this Article VI, Section 5, the Trustees may permit any Shareholder to combine one or more accounts owned by such Shareholder or such Shareholder's "immediate family" (as that term is defined in Rule 2720(b)(9) of the National Association of Securities Dealers, Inc., as such Rule may be amended from time to time, or in any successor rule), provided that any such combination of accounts shall be limited to accounts of the same Series or Class.

                                     ARTICLE VII
                Compensation and Limitation of Liability of Trustees

     SECTION 1. COMPENSATION. The Trustees shall be entitled to reasonable compensation from the Trust Fund, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust Fund.

     SECTION 2. INDEMNIFICATION AND LIMITATION OF LIABILITY. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust Fund, out of its assets, to the fullest extent permitted by law, shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his or her duties as a Trustee of the Trust Fund; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust Fund or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust Fund or the Trustees or any of them in connection with the Trust Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustee, and such Trustee shall not be personally liable thereon.

     The liability of the Trustees or any of them shall further be limited by the provisions attached hereto as Exhibit B, which provisions are hereby incorporated herein by reference.

     SECTION 3. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon every interested person. A Trustee shall be liable to the Trust Fund and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Board of Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     SECTION 4. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust Fund.

                                    ARTICLE VIII
                                    Miscellaneous

     SECTION 1. LIABILITY OF THIRD PERSONS DEALING WITH TRUST FUND. No person dealing with the Trust Fund shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust Fund or to see to the application of any payments made or property transferred to the Trust Fund or upon its order.

     SECTION 2. TERMINATION OF TRUST FUND, SERIES OR CLASS. Unless terminated as provided herein, the Trust Fund shall continue without limitation of time. The Trust Fund may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders without a vote of such Shareholders. Any Series or Class (in the case of a proposed termination of a Class) may be terminated at any time by vote of a majority of the Shares of that Series or Class, or by the Trustees by written notice to the Shareholders of that Series or Class without a vote of such Shareholders.

     Upon termination of the Trust Fund (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each terminated Series and Class, whether due or accrued or anticipated as may be determined by the Trustees, the Trust Fund shall, in accordance with such procedures as the Trustees may consider appropriate, reduce the remaining assets held, severally, with respect to each terminated Series and Class, to distributable form in cash or Shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each terminated Series and Class, to the Shareholders of that Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination. No Share shall have any priority or preference over any other Share of the same Series or Class with respect to dividends or distributions made pursuant to Article VIII, Section 2 hereof upon termination of the Trust Fund or of any Series or Class thereof.

     SECTION 3. MERGER AND CONSOLIDATION. The Trustees may cause (a) the Trust Fund or one or more of its Series or Classes to be merged into or consolidated with another trust or company, or Series or Class thereof, to the extent permitted by law, (b) the Shares of the Trust Fund or any Series to be converted into beneficial interests in another trust or entity, or series thereof, created pursuant to this Declaration of Trust or otherwise, or (c) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Such merger or consolidation, Share conversion or Share exchange must be authorized by vote of a majority of the Voting Interests of the Trust Fund, as a whole, or any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation, including but not limited to the power to create one or more separate business trusts or other entities to which all or any part of the assets, liabilities, profits or losses of the Trust Fund may be transferred and to provide for the conversion of Shares of the Trust Fund or any Series into beneficial interests in such separate business trust or trusts or other entities (or series thereof).

     SECTION 4. AMENDMENTS. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution (and approval by the Shareholders, if required).

The Certificate of Trust may be restated and/or amended by a similar procedure, and any such restatement or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware, or upon such future date as may be stated therein.

     SECTION 5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust Fund where it may be inspected by any Shareholder. Anyone dealing with the Trust Fund may rely on a certificate by an officer of the Trust Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust Fund to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.

     Whenever the term "person" is used herein, such term shall mean any individual, corporation, partnership, trust, association, joint venture, estate and any other entity, whether or not a legal entity, and any government, agency or political subdivision thereof, whether domestic or foreign. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 6. APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Business Trust Act, as amended from time to time (the "Act"), and without limiting the provisions hereof, the Trust Fund may exercise all powers which are ordinarily exercised by a business trust created under the laws of the State of Delaware.

     SECTION 7.     PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

     SECTION 8. OPERATION AS A TRUST FOR BUSINESS PURPOSES ONLY It is the intention of the Trustees to create a trust only for the business purpose of an open-ended, registered management investment company, as that term is used in the Investment Company Act, pursuant to the provisions of Title 12,
Part V, Chapter 38 of the Delaware General Corporation Law. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other as described in the preceding sentence. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     SECTION 9. USE OF THE IDENTIFYING WORDS "SIFE" AND "SIFE TRUST FUND". The identifying words "SIFE" and "SIFE Trust Fund," and all rights to the use of such identifying words, belong to SIFE, Inc., the Investment Adviser of the Trust Fund. SIFE, Inc. has licensed the Trust Fund to use the identifying words "SIFE" and "SIFE Trust Fund" in the Trust Fund's name and to use the identifying word "SIFE" in the name of any series or class of the Trust Fund. In the event that SIFE, Inc. or an affiliate of SIFE, Inc. is not appointed or ceases to be the Investment Adviser of the Trust Fund, the non-exclusive license may be revoked by SIFE, Inc., and the Trust Fund and any series thereof shall respectively cease using the identifying words "SIFE" and "SIFE Trust Fund" unless otherwise consented to by SIFE, Inc. or any successor to SIFE, Inc.'s interest.

     IN WITNESS WHEREOF, the sole Trustee named below does hereby make and enter into this Declaration of Trust as of the 28th day of February, 1997.







                                         --------------------------------------
                                                  Bruce W. Woods
                                                  Sole Trustee




             THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST FUND IS
                  490 N. WIGET LANE, WALNUT CREEK, CALIFORNIA